Exhibit 99.1

MCEWEN MINING: FENIX PROJECT FEASIBILITY STUDY REPORT FILED

TORONTO, February 16, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen” or the “Company”) is pleased to announce the filing of a technical report prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), for its 100%-owned Fenix Project (the “Project”), which is located in the State of Sinaloa, Mexico. The technical report is available on SEDAR under the Company's profile at www.sedar.com.

“The Fenix Feasibility Study envisions a 9.5-year mine life with an attractive after-tax IRR of 28% using $1,500/oz gold and $17/oz silver. At $1,800/oz gold and $25/oz silver the project generates a 51% After-Tax IRR and a $91 million NPV@8%.

The project will incorporate an environmentally progressive method of tailings management, using in-pit storage that creates multiple benefits such as improved safety, smaller environmental footprint, lower capital and operating costs, and improved reclamation outcomes.

Average annual production is projected at 26,000(1) oz gold in Phase 1 and 4,500,000(4) oz silver equivalent in Phase 2. The critical path environmental permits are in hand for the first phase of production. In addition, the El Gallo Complex infrastructure remains in place, as well as an established, well-experienced local workforce. Our next steps will involve detailed engineering, assessment of procurement options, and the evaluation of financing alternatives,” said Rob McEwen, Chairman and Chief Owner.

Fenix FS Highlights

	Base Case(1) $1,500/oz Gold, $17/oz Silver	Spot Case $1,800/oz Gold, $25/oz Silver	Upside Case $1,900/oz Gold, $25/oz Silver
After-Tax IRR	28%	51%	56%
After-Tax NPV (8% discount)	$32 million	$91 million	$98 million
After-Tax Payback Period	3.6 years	2.9 years	2.8 years
Average After-Tax Cash Flow per Year of Full Production	$12 million	$25 million	$26 million

The FS for project Fenix development involves two phases:

Phase 1: Years 1 to 6, Gold Production

•            Average Annual Gold Production 26,000 oz Au

•            $42 million initial capex

•            $1,037 cash cost(2) and $1,045 AISC(3) per oz Au

Phase 2: Years 7 to 9.5, Silver Production • Average Annual Silver Production 4,500,000 oz AgEq.(4) • $24 million incremental capex in Year 6. • $14.22 cash cost(2) and $14.30 AISC(3) per oz AgEq.(4)

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Feasibility Study Report

The complete Fenix Project FS NI 43-101 Technical Report is available on www.sedar.com and www.mcewenmining.com. The FS was prepared by GR Engineering Services Limited (“GRES”) in accordance with the requirements of Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”) and SEC Industry Guide 7.

Permits

The current operation at El Gallo Gold is a fully permitted site; permit for the Phase 1 was granted by the Federal Environmental Authority (SEMARNAT) in September 2019, for the addition of a mill and leach circuit in the location of the existing facilities for the reprocessing of the heap leach pad material. The permit amendment also includes the backfilling of a previously mined pit with mill tailings, as part of an integrated concurrent closure plan for the El Gallo Gold Mine. In-pit tailings storage provides a number of key benefits to the project, including:

•	Lower construction and operating cost compared to a conventional tailings dam or dry-stack facility.
•	Much improved safety and long-term tailing and pit stability.
•	Reduced footprint minimizes surface disturbance and maximizes reclamation results.
•	Promotes the re-use of process water, reducing groundwater demand.
•	Reduces reclamation and management costs.

Further project advancement for Phase 2 is subject to permit approvals. Phase 2 project permitting will require authorization to expand the process plant footprint at El Gallo Gold and the haul road, and to augment the tailings volume to be deposited at the depleted pit.

The Fenix Project has CONAGUA approval for the extraction of groundwater and land-use permits for the construction of wells required for the life of Fenix Project.

Resource Estimates

Estimated resources for the Fenix Project are comprised only of material within the boundaries of conceptual pit shells, except for the El Gallo heap leach pad, which is considered completely available for reprocessing.

For the purposes of mine scheduling, the contained gold ounces in the Heap Leach Material have been depleted from the drill-defined resource model estimate by an amount of 23 koz Au, to account for the production from heap leach operations and gold in circuit assessments between the timing of the resource estimate up until the reserve estimate date of December 2020.

Table 1: Fenix Project Resources Estimate(5)(6)

Heap Leach Material(7)	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COG = 0 g/t Au	Mt	(g/t)	koz	(g/t)	koz
Measured	8.8	2	451	0.59	167
Indicated	1.2	2	67	0.60	23
Measured and Indicated	10.0	2	518	0.59	190
Inferred	0.1	2	7	0.66	3

El Gallo Silver

In Optimized Pit Shell	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COG = 58 g/t Ag	Mt	(g/t)	koz	(g/t)	koz
Measured	1.0	155	4,791	0.08	3
Indicated	3.5	127	14,228	0.13	15
Measured and Indicated	4.5	133	19,019	0.12	18
Inferred	0.1	129	286	0.14	0.3

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COMBINED RESOURCES

In Optimized Pit Shells	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COGs variable	Mt	(g/t)	koz	(g/t)	koz
Measured	9.8	17	5,242	0.54	170
Indicated	4.7	95	14,295	0.25	38
Measured and Indicated	14.5	42	19,536	0.45	208
Inferred	0.2	47	293	0.48	3

Table 2: Fenix Project Reserves Estimate December 31, 2020 (8)

	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Heap Leach Material	Mt	(g/t)	koz	(g/t)	koz
Proven	8.9	2	451	0.52	149
Probable	1.2	2	67	0.52	20
Proven + Probable	10.1	2	518	0.52	170
El Gallo Silver
Proven	0.7	166	3,708	0.05	1
Probable	3.7	127	15,017	0.13	16
Proven + Probable	4.4	133	18,725	0.12	17
COMBINED RESERVES
Proven	9.6	13	4,159	0.48	150
Probable	4.9	95	15,084	0.23	36
Proven + Probable	14.5	41	19,243	0.39	187

Table 3: Assumptions for Heap Leach Pad and El Gallo Silver Pit Optimization Phase 2 (6)(9)

Assumptions for Resource Pit Shell Optimizations	Deposits	Values
Gold Price	All	$1,300	/oz
Silver Price	All	$16.00	/oz
Mining Cost	Heap Leach Pad	$0.53	/t
	El Gallo Silver	$12.06	/t
Processing and G&A	Heap Leach Pad	$12.88	/t
	El Gallo Silver – Oxides	$26.90	/t
	El Gallo Silver– Sulfides	$25.93	/t
Recovery - Au	Heap Leach Pad	85.90%
	El Gallo Silver	79.40%
Recovery - Ag	Heap Leach Pad	45.0%
	El Gallo Silver – Oxides	82.5%

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Assumptions for Resource Pit Shell Optimizations	Deposits	Values
	El Gallo Silver– Sulfides	88.1%
Cut-Off Grade	Heap Leach Pad	0 g/t Au
	El Gallo Silver	58 g/t Ag
Inter-Ramp Pit Slope Angle	El Gallo Silver	45 degrees

FOOTNOTES

(1)   The Base Case utilizes the three-year moving average prices for gold and silver (approximate value). Estimated 26,000 oz Au per annum production assumes full production from years 2023 to 2027. Average after-tax cash flow per annum from full production years 2023 to 2031 is approximately $12 million per annum. Average after-tax cash flows per annum for the period from start-up of production to closure (2022 to 2032) is approximately $8.5 million per annum. These cash flows assume the use of all eligible tax loss carry forwards from the El Gallo Gold Mine.

(2)	Cash cost is calculated by dividing total life-of-mine production costs, general and administrative expenses and royalties by total ounces produced.
(3)	All-in sustaining costs (AISC) are calculated by dividing the sum of all cash costs plus sustaining capital and reclamation costs by total ounces produced.
(4)	All references to AgEq are based on an 88 Ag oz to 1 Au oz ratio. For Phase 1 silver accounts for <2% of total production. For Phase 2 gold accounts for approximately 9% of total production. Average annual AgEq production is from years 2028 to 2031.
(5)	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources estimated will be converted into Mineral Reserves. Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.
(6)	Resources stated as contained within a potentially economically minable open pit; pit optimization parameters are, USD$1,300/oz Au, and USD$16.00/oz Ag. In-pit resource estimates have been developed based on gold and silver recoveries from both historical and recent testwork programs. Resource estimates are effective as of Oct 31, 2018 for the Heap Leach Material and June 1, 2019 for El Gallo Silver. Resources are inclusive of reserves.
(7)	The heap leach pad spent ore resource number assumes a cut-off grade that permits processing of the entire pad, whereas blocks within the leach pad model will be mobilized while mining, which will make them difficult to segregate; sub-cut-off leach pad material will inherently have potential acid generating sulfide liabilities if placed in our waste dumps and so it will be prudent to process the entire leach pad and place tailings in a previously mined pit at an overall environmental and economic benefit.
(8)	The reserves stated here satisfy the requirements of the CIM Definition Standards, and the CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines of November 2019, and have been converted only from those portions of the Mineral Resources that are classified as Measured or Indicated Mineral Resource categories after having been evaluated with consideration of all known modifying factors affecting economic viability. The reserves cut-off grade and cashflow models are based on $1,500/oz Au, and USD$17.00/oz Ag.
(9)	Cut-off grades vary by pit according to economic, recovery and metallurgical parameters.

The technical contents of this news release has been reviewed and approved by G. Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

The technical information in this news release related to resource and reserve estimates has been reviewed and approved by Luke Willis, P.Geo., McEwen Mining’s Director of Resource Modelling and Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining presently prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards permitted in reports filed with the SEC under Industry Guide 7 (“Guide 7”). Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC under Guide 7. The estimation of measured and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration. Therefore, U.S. investors are also cautioned not to assume that all or any part of inferred resources exist, or that they can be legally or economically mined.

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Canadian regulations permit the disclosure of resources in terms of “contained ounces” provided that the tonnes and grade for each resource are also disclosed; however, under Guide 7, the SEC only permits issuers to report “mineralized material” in tonnage and average grade without reference to contained ounces. Under Guide 7, the tonnage and average grade described herein would be characterized as mineralized material. We provide such disclosure about our properties to allow a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, contain McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

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